www.genpt.com

News Release

November 17, 2025

FOR IMMEDIATE RELEASE

Genuine Parts Company Declares Regular Quarterly Dividend

ATLANTA – Genuine Parts Company (NYSE: GPC), a leading global service provider of automotive and industrial replacement parts and value-added solutions, announced today its Board of Directors declared a regular quarterly cash dividend of one dollar and three cents ($1.03) per share on the company’s common stock.

The dividend is payable on January 5, 2026 to shareholders of record on December 5, 2025.

About Genuine Parts Company

Established in 1928, Genuine Parts Company is a leading global service provider of automotive and industrial replacement parts and value-added solutions. Our Automotive Parts Group operates across the U.S., Canada, Mexico, Australasia, France, the U.K., Ireland, Germany, Poland, the Netherlands, Belgium, Spain and Portugal, while our Industrial Parts Group serves customers in the U.S., Canada, Mexico and Australasia. We keep the world moving with a vast network of over 10,700 locations spanning 17 countries supported by more than 63,000 teammates. Learn more at genpt.com.

Investor Contact:	Media Contact:
Timothy Walsh (678) 934-5349	Heather Ross (678) 934-5220
Vice President - Investor Relations	Vice President - Global Strategic Communications

Source: Genuine Parts Company